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                                  Exhibit 23





                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Century Business Services, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-35049, 333-74647 and 333-62148 on Form S-8; Nos. 333-64109, 333-76179 and
333-27825 on Form S-3; Nos. 333-15413, 333-46687, 333-90749 and 333-40331 on
Form S-3, as amended; and Nos.333-40313 and 333-81039 on Form S-4, as amended, of Century Business Services, Inc. and Subsidiaries of our report dated February 19, 2002, with respect to the consolidated balance sheets of Century Business Services, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001, annual report on Form 10-K of Century Business Services, Inc.


/s/ KPMG LLP


Cleveland, Ohio
March 29, 2002